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                                                                      EXHIBIT 11

Endo Pharmaceuticals Holdings Inc.
Statement Regarding Computation of Per Share Earnings


                                     1999             1998            1997
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Numerator:
Net income (loss) available to
common stockholders                 $3,260            $201           $(35,294)
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Denominator:
For basic per share data -
weighted average shares           1,104,353         1,103,967        1,100,000
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Effect of dilutive stock options         -                 -                -
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For diluted per share data
                                  1,104,353         1,103,967        1,100,000
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Basic earnings (loss) per share
                                    $2.95             $.18           $(32.09)
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Diluted earnings (loss) per share
                                    $2.95             $.18           $(32.09)
                                    =====             ====           ========
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